Exhibit 21


Quest Diagnostics Incorporated (DE)

     100.00 Quest Diagnostics Incorporated (MI)
     100.00 Quest Holdings Incorporated (MI)
          100.00 Quest Diagnostics Incorporated (CA)
     100.00 Laboratories Holdings Incorporated
          100.00 Quest Diagnostics Incorporated (CT)
          100.00 Quest Diagnostics Incorporated (MA)
     100.00 Quest Diagnostics of Pennsylvania Incorporated
          100.00 Deyor CPF/MetPath, Inc. (2)
          100.00 Quest Diagnostics Incorporated (OH)
          100.00 Medical Management Systems Inc.
               53.50 Associated Clinical Laboratories L.P. (partnership)
          50.00 Surgical Eye Enterprise L.P. (partnership)
               50.00 Surgical Eye Institute L.P. (partnership)
     100.00 Quest MRL Inc.
     100.00 DPD Holdings, Inc.
          100.00 MetWest Inc.
     100.00 Quest Holdings Incorporated (MD)
          100.00 Quest Diagnostics Incorporated (MD)
               100.00 Diagnostic Reference Services Inc.
                    50.00 Pathology Building Partnership (1)
     100.00 Nichols Institute Diagnostics
          100.00 Nichols Institute Sales Corporation
     100.00 Nichols Institute Diagnostics Limited
     100.00 Nichols Institute Diagnostics Trading S.A.
     100.00 Nichols Institute Diagnostika GMBH (Germany)
          100.00 Nichols Institute Diagnostika GMBH (Austria)
     100.00 Nichols Institute International Holding B.V.
          100.00 Nichols Institute Diagnostics B.V.
          100.00 Nichols Institute Diagnostics SARL
     100.00 CLMP Inc.
     100.00 Damon Investment Holdings, Inc.
     100.00 Nomad-Massachusetts, Inc.
          100.00 Corning Laboratorios Clinicos, S.A. de C.V.
          100.00 Analisis, S.A.
          100.00 Laboratorios Clinicos de Mexico, S.A. de C.V.
               100.00 Servicios de Laboratoria, S.A. de C.V.
          100.00 Laboratorios de Frontera Polanco, S.A. de C.V.
          100.00 Laboratorios de Analisis Biomedicos, S.A.
     100.00 New England Medical Laboratory Inc. (2)
     100.00 Stat Toxicology Service of Boston Inc. (2)
     100.00 MetPath Europe Limited (2)
     100.00 Trans United Casualty and Indemnity Insurance Company (2)

(1) The other 50% partner of Pathology Building Partnership is Quest Diagnostics Incorporated (MD).
(2) In process of dissolution.